Exhibit 4.1

FirstEnergy Corp.

Common Stock

Registration Rights Agreement

December 13, 2016

FirstEnergy System Master Retirement Trust

c/o State Street Bank and Trust Company, as Independent Fiduciary and Investment

Manager

State Street Financial Center

One Lincoln Street

Boston, MA 02111

Attention: Denise Sisk

Department Head and Managing Director

Company Stock Group

Ladies and Gentlemen:

FirstEnergy Corp., an Ohio corporation (the “Company”), in its capacity as plan sponsor of the Company’s defined benefit pension plan, the FirstEnergy Corp. Master Pension Plan (the “Plan”), has contributed shares of the Company’s common stock, par value $0.10 (the “Shares”), to the FirstEnergy System Master Retirement Trust (the “Trust”), as set forth on Schedule 1 hereto. In addition, from time to time, the Company may contribute additional Shares to the Trust. The parties hereto may agree from time to time to amend Schedule 1 to reflect any such subsequent contributions.

As the named fiduciary of the Plan, the FirstEnergy Corp. Investment Committee (the “Committee”) has appointed State Street Bank and Trust Company to act as an independent fiduciary and investment manager (the “Investment Manager”) on the Plan’s behalf for all decisions regarding accepting the Company’s contribution of Shares to the Trust, which Shares shall be held in a separate account (the “Account”) within the Trust. FirstEnergy Corp. and the Investment Manger are parties to a Contribution Agreement, dated as of the date hereof (the “Contribution Agreement”), relating to the Registrable Securities (as defined below). In connection with the Contribution Agreement, the parties desire to enter into this Agreement in order to grant certain registration rights to the Trust as set forth below.

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Agreement” means this Registration Rights Agreement and any amendments or supplements hereto.

“Broker-Dealer” means any broker or dealer registered as such under the Exchange Act.

“Business Day” means any day except Saturday, Sunday and any day that is in New York City a legal holiday or a day on which banking institutions or securities exchanges are authorized or required by law or other governmental action to close.

“Company Indemnitees” has the meaning set forth in Section 5(b) hereof.

“Contribution Date” means the date on which the Shares as set forth on Schedule 1 hereto are contributed to the Trust.

“Event Suspension” has the meaning set forth in Section 2(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and, in each case, any successor thereto, all as the same shall be in effect from time to time.

“Fiduciary Indemnitees” has the meaning set forth in Section 5(a) hereof.

“FINRA” means the Financial Industry Regulatory Authority.

“Losses” has the meaning set forth in Section 5(a) hereof.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company and who shall be reasonably acceptable to the Investment Manager and the registrar of the Registrable Securities.

“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Prospectus” means the prospectus included in the Registration Statement, all amendments and supplements thereto and all material incorporated by reference in such prospectus.

“Prospectus Supplement” means any prospectus supplement to the Prospectus, all amendments and supplements to such prospectus supplement and all material incorporated by reference in such prospectus supplement.

“Registrable Securities” means all or any portion of the Shares set forth on Schedule 1 hereto, including any amendments thereto, and any securities that may be issued or distributed or be issuable in respect thereof by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing; provided, however, any such security shall cease to be a Registrable Security to the extent that (i) a Registration Statement with respect to such security’s sale has become effective under the Securities Act and such security has been disposed of pursuant to such effective Registration Statement in accordance with the plan of distribution set forth in the related Prospectus or Prospectus Supplement, (ii) such security has been sold pursuant to Rule 144, (iii) such security is otherwise sold or transferred, (iv) such security becomes eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(i), (v) such security has ceased to be outstanding, or (vi) the Company, the Investment Manager and the transfer agent of the Company have received an Opinion of Counsel or such other evidence, in each case reasonably satisfactory to each of the Company, the Investment Manager and the transfer agent of the Company, that such security may otherwise be resold without registration or qualification under the Securities Act.

“Registration” means a registration of the Company’s securities for sale by the Company or any Person to the public under a Registration Statement. “Registration Statement” means a registration statement of the Company (including any replacement or substitute registration statement) covering the Registrable Securities filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act), including, but not limited to, an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (or any similar rule that may be adopted by the SEC), including a Prospectus, all amendments and supplements to such registration statement, including post-effective amendments, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.

“Rule 144,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, and, in each case, any successor thereto, all as the same may be in effect from time to time.

“Suspension” has the meaning set forth in Section 2(c) hereof.

“Suspension Event Notice” has the meaning set forth in Section 2(b) hereof.

“Suspension Notice” has the meaning set forth in Section 2(c) hereof.

“Suspension Period” has the meaning set forth in Section 2(c) hereof.

2. Registration Rights.

(a) Registration Statement and Prospectus Supplement. The Company hereby represents and warrants to the Investment Manager that as of the date hereof, (i) the Company has an effective Registration Statement on file with the SEC, (ii) the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) and (iii) the Company is not an ineligible issuer (as defined in Rule 405 under the Securities Act). The Company agrees that within two Business Days of the Contribution Date it will file with the SEC a Prospectus Supplement covering the resale of the Shares from time to time by the Trust.

(b) Suspension of Registration by the Company. In addition to any suspension required under Section 2(c) below, the Company may, at any time, if use of the Prospectus or Prospectus Supplement at such time would be materially detrimental to the Company or its security holders in the good faith judgment and within the reasonable discretion of the Company, suspend the disposition of the Registrable Securities covered by the Registration Statement and the use of the Prospectus or Prospectus Supplement, for a period not to exceed 90 consecutive days upon written notice (a “Suspension Event Notice”) to the Investment Manager (which Suspension Event Notice will not disclose the content of any material non-public information and will indicate the dates of the beginning and the end of the intended suspension, if known), in which case the Investment Manager, upon receipt of such Suspension Event Notice, shall discontinue, and shall cause the Trust to discontinue, disposition of the Registrable Securities covered by the Registration Statement and the use of any applicable Prospectus or Prospectus Supplement (an “Event Suspension”) until copies of a supplemented or amended Prospectus or Prospectus Supplement are distributed to the Investment Manager or until the Investment Manager is advised in writing by the Company that the disposition of Registrable Securities covered by the Registration Statement or the use of the Prospectus or Prospectus Supplement may be resumed; provided, that such right to suspend the disposition of Registrable Securities covered by the Registration Statement or the use of the Prospectus or Prospectus Supplement under this Section 2(b) shall not be exercised by the Company for more than 140 total days in any 12-month period (exclusive of suspensions pursuant to Section 2(c)below). Any Event Suspension and Suspension Event Notice described in this Section 2(b) shall be held in confidence and not disclosed by the Investment Manager, except as required by law.

(c) Notice of Certain Events: Required Suspensions. In the event of: (i) any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or related Prospectus or Prospectus Supplement or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceedings for such purpose; or (iv) any event or circumstance that necessitates the making of any changes in the Registration Statement or the Prospectus or Prospectus Supplement, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that, in the case of the Prospectus or Prospectus Supplement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, during the registration period, then the Company shall deliver a certificate in writing to the Investment Manager (a “Suspension Notice”) to the effect of the foregoing (which Suspension Notice will not disclose the content of any material non-public information and will indicate the dates of the beginning and the end of the intended suspension, if known) and, upon receipt of such Suspension Notice, the Investment Manager shall refrain, and shall cause the Trust to refrain, from selling any Registrable Securities pursuant to the Registration Statement or using the Prospectus or Prospectus Supplement (a “Suspension”) until the Investment Manager has received copies of a supplemented or amended Prospectus or Prospectus Supplement prepared and filed by the Company, or until the Investment Manager is advised in writing by the Company that the current Prospectus or Prospectus Supplement may be used. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the availability for use of the Registration Statement and the Prospectus and Prospectus Supplement to be resumed as soon as reasonably possible after delivery of a Suspension Notice to the Investment Manager. Any Suspension and Suspension Notice described in this Section 2(c) shall be held in confidence and not disclosed by the Investment Manager, except as required by law.

3. Procedures. In connection with the Company’s obligations hereunder, the following provisions shall apply:

(a) The Company shall furnish to the Investment Manager, prior to the filing thereof with the SEC, a copy of any amendment, if applicable, to the Registration Statement, a copy of the Prospectus and/or Prospectus Supplement related to the Registrable Securities, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act), and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Investment Manager may reasonably and promptly propose.

(b) Subject to Section 2(b) and Section 2(c) hereof, the Company shall ensure that (i) the Registration Statement, any amendment thereto, any Prospectus forming a part thereof and any amendment or supplement thereto and any Prospectus Supplement or amendment or supplement thereto complies in all material respects with the Securities Act; (ii) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of the Registration Statement, and any amendment or supplement to such Prospectus and any Prospectus Supplement and any amendment or supplement thereto, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation with respect to information included therein in reliance upon and in conformity with information furnished to the Company in writing by the Investment Manager on behalf of the Trust.

(c) The Company, as promptly as reasonably practicable, shall advise the Investment Manager in writing of the following:

(i) of the determination by the Company that a post-effective amendment to the Registration Statement would be appropriate;

(ii) when any amendment to the Registration Statement has been filed with the SEC and when such amendment has become effective (excluding amendments caused by the filing of a report under the Exchange Act); and

(iii) of the commencement or termination of any suspension period pursuant to Sections 2(b) or 2(c).

(d) The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for offer or sale in any jurisdiction at the earliest possible time.

(e) The Company shall promptly deliver to the Investment Manager, without charge, as many copies of the Prospectus included in the Registration Statement (excluding documents incorporated by reference) related to the Registrable Securities, and any amendment or supplement thereto and any Prospectus Supplement and any amendment or supplement thereto, as such Person may reasonably request (excluding documents incorporated by reference); and, except as provided in Sections 2(b) and 2(c) hereof, the Company consents to the use of the Prospectus or any amendment or supplement thereto and any Prospectus Supplement or any amendment or supplement thereto by the Investment Manager in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto or any Prospectus Supplement or any amendment or supplement thereto.

(f) Prior to any offering or sale of Registrable Securities pursuant to the Registration Statement, the Company shall (i) register or qualify or cooperate with the Investment Manager in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale, under the securities or blue sky laws of such jurisdictions within the United States as the Investment Manager may reasonably request; (ii) maintain such registration or qualification in effect so long as required and do any and all other acts or things necessary or advisable to permit the continuance of offers and in such jurisdictions for so long as may be necessary to enable the Investment Manager, on behalf of the Trust, to complete its distribution of such Registrable Securities pursuant to the Registration Statement; and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdiction of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it would not otherwise be required to so qualify but for this Section 3(f), (B) file any general consent to service of process in suits in any jurisdiction where it is not as of the date hereof so subject, or (C) subject itself to taxation in any jurisdiction to which it is not already subject.

(g) The Company shall cooperate with the Investment Manager to facilitate the timely preparation and delivery of the Registrable Securities sold pursuant to the Registration Statement, or in any transaction pursuant to which the Registrable Securities will cease to be Registrable Securities following such transaction in accordance with the terms of this Agreement, free of any restrictive legends and registered in such names as the Investment Manager may request at least two Business Days prior to settlement of sales of Registrable Securities pursuant to such Registration Statement, including, without limitation causing an Opinion of Counsel and any other certificates or documents to be delivered to the registrar of the Registrable Securities.

(h) Subject to the exceptions contained in the proviso to Section 3(f), the Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other federal, state and local governmental agencies or authorities, and self-regulatory organizations in the United States as may be necessary to enable the Investment Manager, on behalf of the Trust, to consummate the disposition of such Registrable Securities as contemplated by the Registration Statement.

(i) The Company shall use its commercially reasonable efforts to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period when the Registration Statement remains in effect and, in the event the Company is not a well-known seasoned issuer or is an ineligible issuer, the Company shall take all actions necessary, including, without limitation, filing such amendments to the Registration Statement and amendments or supplements to the Prospectus or Prospectus Supplement as may be necessary from time to time and/or filing a new Registration Statement and Prospectus or Prospectus Supplement on such appropriate registration form of the SEC, in each case as shall permit the disposition of Registrable Securities in accordance with the intended method or methods of disposition requested by the Investment Manager.

(j) The Company shall comply with all applicable rules and regulations of the SEC and shall make generally available to its security holders as soon as practicable but in any event not later than 18 months after (i) the effective date of the applicable Registration Statement, (ii) the effective date (as defined in Rule 158(c) under the Securities Act) of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the SEC of an Annual Report on Form 10-K that is incorporated by reference or deemed to be incorporated by reference in the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated by the SEC thereunder.

(k) The Company shall cause an amount of Registrable Securities, corresponding to the amount of Registrable Securities existing from time to time pursuant to this Agreement, to be listed on the New York Stock Exchange (or, if the Shares are not then listed on the New York Stock Exchange, the principal securities exchange or quotation system on which the Shares are then listed) as soon as reasonably practicable after the Contribution Date and, in connection therewith, to make such filings as may be required under the Exchange Act and to have such filings declared effective as and when required thereunder.

(l) The Company may require the Investment Manager, on behalf of the Trust, to furnish to the Company such information regarding the Investment Manager or the Trust and the distribution of such Registrable Securities and such additional information as may, from time to time, be required by the Securities Act and the rules and regulations promulgated thereunder, and the obligations of the Company to the Trust hereunder shall be expressly conditioned on the compliance of such Investment Manager or Trust, as applicable, with such request.

(m) The Company shall, if reasonably requested, use its commercially reasonable efforts to promptly incorporate in the Prospectus, Prospectus Supplement or post-effective amendment to the Registration Statement (i) such information as the Investment Manager, on behalf of the Trust, provides and (ii) such information as the Investment Manager or Trust, as applicable, may provide from time to time to the Company in writing for inclusion in the Prospectus, the Registration Statement or Prospectus Supplement concerning the Investment Manager or Trust, as applicable, and the distribution of the Registrable Securities and, in either case, shall make all required filings of such Prospectus, Prospectus Supplement or post-effective amendment promptly after being notified in writing of the matters to be incorporated in such Prospectus, Prospectus Supplement or post-effective amendment, provided that the Company shall not be required to take any action under this Section 3(m) during a suspension period under Sections 2(b) and 2(c) or that is not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

(n) The Company shall enter into such customary agreements and take all other appropriate actions as may be requested in order to expedite or facilitate the registration or the disposition of the Registrable Securities. The plan of distribution in the Registration Statement and the Prospectus included therein or in the Prospectus Supplement shall permit resales of Registrable Securities to be made by the Investment Manager, on behalf of the Trust, through brokers, dealers or any other method permitted pursuant to applicable law, and shall also include such other information as the Investment Manager may reasonably request.

(o) Neither the Investment Manager nor the Trust shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the Company’s prior opportunity to review and comment on such free writing prospectus and the Company’s prior written consent for such use.

4. Registration Expenses. Except as provided herein, the Company shall bear all expenses incurred by it in connection with the performance of its obligations hereunder. Notwithstanding the provisions of this Section 4, the Trust, to the extent permitted by applicable law, shall bear the expense of all brokerage fees, commissions, agency fees and transfer taxes and legal fees incurred by the Investment Manager or the Trust, if any.

5. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless the Trust (including, for purposes of this Section 5, the officers, directors, employees and agents of the Trust), and each person, if any, who controls the Trust within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Fiduciary Indemnitees”) from and against any and all losses, claims, damages or liabilities, joint or several (each, a “Loss” and collectively, “Losses”), to which any Fiduciary Indemnitee may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed, or any amendment thereto, or any preliminary Prospectus, or Prospectus, or any amendment or supplement thereto or Prospectus Supplement or any amendment or supplement thereto or contained in any free writing prospectus (as defined in Rule 405) prepared by the Company or authorized by it in writing for use by the Trust (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in the case of a Prospectus or Prospectus Supplement, in light of the circumstances under which they were made) not misleading, and will reimburse the Fiduciary Indemnitees for any legal or other expenses reasonably incurred by the Fiduciary Indemnitees in connection with investigating or defending any such action or claim; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Trust expressly for use therein; (B) offers or sales effected by or on behalf such Fiduciary Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company; or (C) use of the Registration Statement or the related Prospectus or Prospectus Supplement during a period when use of such Prospectus or Prospectus Supplement has been suspended pursuant to Sections 2(b) or 2(c) hereof, provided, in the case of a suspension pursuant to Section 2(b) or Section 2(c), that the Trust received prior notice of such suspension.

(b) To the extent permitted by applicable law, the Trust will (i) indemnify and hold harmless the Company, each director of the Company, each member of the Committee, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Company Indemnitees”) from and against any and all Losses to which any Company Indemnitee may become subject under the Securities Act, the Exchange Act or any other federal or state law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Trust, which consent shall not be unreasonably withheld or delayed), only to the extent such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of the Trust or any party acting on its behalf to comply with the covenants and agreements contained in this Agreement in respect to the sale of the Registrable Securities or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed, or any amendment thereto, or any preliminary Prospectus, or Prospectus, or any amendment or supplement thereto or Prospectus Supplement or any amendment or supplement thereto or contained in any free writing prospectus (as defined in Rule 405) prepared by the Company or authorized by it in writing for use by the Trust (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or Prospectus Supplement, in light of the circumstances under which they were made) not misleading; provided, that the Trust will be liable in any such case only to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, or any amendment thereto, or any preliminary Prospectus, or Prospectus, or any amendment or supplement thereto or Prospectus Supplement or any amendment or supplement thereto or in any free writing prospectus or any amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust, and will reimburse the Company Indemnitees for any legal or other expenses reasonably incurred by the Company Indemnitees in connection with investigating or defending any such action or claim.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, promptly notify the indemnifying party in writing thereof. The omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to the indemnified parties hereunder, except to the extent the indemnifying party is materially prejudiced as a result of such omission, and in no event shall relieve the indemnifying party from any liability that the indemnifying party may have to the indemnified parties otherwise. In case any such action is brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that such indemnifying party may elect by written notice delivered to the indemnified parties promptly after receiving the aforesaid notice from the indemnified parties, to assume the defense thereof, with counsel satisfactory to the indemnified parties; provided, however, that if the defendants in any such action include both the indemnified parties and the indemnifying parties, and the indemnified parties shall have reasonably concluded that there may be legal defenses available to one or more of them which are different from or additional to those available to the indemnifying parties, the indemnified parties shall have the right to select separate counsel and any local counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified parties. Upon receipt of notice from such indemnifying party of its election so to assume the defense of such action and approval by such indemnified party of such indemnifying party’s counsel, such indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation conducted at the request of such indemnifying party) unless (i) such indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence and any local counsel or (ii) such indemnifying party shall not have employed counsel satisfactory to the indemnified parties to represent the indemnified parties within a reasonable time after notice of commencement of the action.

(d) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and of such indemnified party, on the other, in connection with the statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The parties agree that it would not be just and equitable if contribution pursuant to Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 5(d).

The amount paid or payable by a party as a result of the Losses referred to in Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an indemnified person at law or in equity.

6. Miscellaneous.

(a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Investment Manager or the Trust herein or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless each of the parties hereto has given its written consent.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing overnight delivery:

(i)	If to the Company:

FirstEnergy Corp.

76 S. Main Street

Akron, Ohio 44308

Attention: Vice President and Treasurer

with copies to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Attention: Lucas F. Torres, Esq.

(ii)	If to the Investment Manager:

State Street Bank and Trust Company

ATTN: Denise Sisk

Department Head and Managing Director

Company Stock Group

State Street Financial Center

One Lincoln Street

Boston, MA 02111

(iii) If to the Trust:

FirstEnergy Corp. Investment Committee

c/o FirstEnergy Service Company

76 S. Main Street

Akron, Ohio 44308

Attention: Chair

All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent, if sent by first-class mail or telecopier.

(d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties, any investment manager of an account holding Registrable Securities and their successors and the directors, trustees (including, without limitation, any successor independent fiduciary or investment manager for the Trust), officers, employees, agents and controlling Persons of the parties. Except for an assignment to a successor independent fiduciary or investment manager, none of the rights or obligations under this Agreement shall be assigned by the Trust without the consent of the Company or by the Company without the consent of the Investment Manager, acting on behalf of the Trust. For the avoidance of doubt, State Street Bank and Trust Company acknowledges and agrees that if State Street Bank and Trust Company is appointed as an investment manager for the Trust in a separate capacity for purposes of management of the Shares following acceptance thereof or in any other capacity, then this Agreement shall be binding on State Street Bank and Trust Company in such additional capacity, as if State Street Bank and Trust Company were a party hereto in such additional capacity.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

(h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(i) Termination. This Agreement and the obligations of the parties hereunder except for any liabilities or obligations under Section 5 hereof, shall terminate on the date upon which the Trust no longer holds any Registrable Securities.

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Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours,

FIRSTENERGY CORP.

By:	/s/ Steven R. Staub
Name:	Steven R. Staub
Title:	Vice President & Treasurer

Accepted as of the date hereof:

STATE STREET BANK AND TRUST COMPANY, as Independent Fiduciary and Investment Manager of the Account and on behalf of the FirstEnergy System Master Retirement Trust

By:	/s/ Monet Ewing
Name:	Monet Ewing
Title:	Vice President

[Signature page to Registration Rights Agreement]

Schedule 1

Number of Shares	Date of Contribution
16,097,875	December 13, 2016